UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

OFG BANCORP

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico		00918

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of OFG Bancorp (the “Company”) continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. On April 24, 2013, the Company’s Board of Directors increased the number of seats on the Board from seven to nine and appointed Rafael Martínez-Margarida, a certified public accountant with over 40 years experience and former Managing Partner of PricewaterhouseCoopers LLP, San Juan, Puerto Rico, as a new member of the Board.  The appointment of Mr. Martínez-Margarida is effective immediately. Mr. Martínez-Margarida was not named to any Board committee at the time of his appointment, but it is expected that he will eventually be named to one or more committees.

There is no arrangement or understanding between Mr. Martínez-Margarida and any other persons pursuant to which he was appointed to the Company’s Board of Directors, nor has Mr. Martínez-Margarida entered into or amended any material plan, contract or arrangement in connection with such appointment. Excluding transactions involving the Company’s banking subsidiary, Oriental Bank, as a depositary of funds, there has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Martínez-Margarida or any member of his immediate family had or will have a direct or indirect material interest.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of the Company held on April 24, 2013 (the “Annual Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting.

Proposal 1 — Election of Directors

The two nominees named in the Proxy Statement, José R. Fernández and José E. Rossi, were elected as directors to serve for a three-year term.  The voting results with respect to each nominee and the percent of the votes cast represented by such shares were as follows:

Directors	For	%	Withheld	%	Broker Non-Votes
José R. Fernández	36,578,681	99.05	350,044	0.95	5,008,344
José E. Rossi	36,674,485	99.31	254,240	0.69	5,008,344

Proposal 2 — Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis.  The voting results and the percent of the votes cast represented by such shares were as follows:

For	%	Against	%	Abstain	%	Broker Non-Votes
36,390,053	98.54	475,682	1.28	62,990	0.17	5,008,344

Proposal 3 — Replenishment and Increase of Shares Reserved for Issuance under the 2007 Omnibus Performance Incentive Plan

The proposal to replenish and increase the number of shares reserved for issuance under the Company’s 2007 Omnibus Performance Incentive Plan, as amended and restated, was approved by a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The voting results and the percent of the votes cast represented by such shares were as follows:

For	%	Against	%	Abstain	%	Broker Non-Votes
36,160,530	97.91	728,068	1.97	40,127	0.10	5,008,344

Proposal 4 — Amendment to Article First of the Company’s Articles of Incorporation

The proposal to amend Article First of the Company’s Articles of Incorporation, as amended, to change the name of the Company to “OFG Bancorp” was approved by a majority of the outstanding shares entitled to vote.  The voting results and the percent of the votes outstanding represented by such shares were as follows (there were no broker non-votes):

For	%	Against	%	Abstain	%
41,857,719	91.75	7,797	0.01	71,553	0.15

Proposal 5 — Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2013 was approved.  The voting results and the percent of the votes cast represented by such shares were as follows (there were no broker non-votes):

For	%	Against	%	Abstain	%
41,517,472	98.99	416,739	0.99	2,858	0.00

Proposal 6 — Adjournment or Postponement of the Annual Meeting, if Necessary, to Solicit Additional Proxies

The proposal to adjourn or postpone the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the Annual Meeting to constitute a quorum for purposes of the Annual Meeting, or to solicit additional proxies in favor of the approval of Proposals 3 and 4, was approved.  Since sufficient proxies were submitted to constitute a quorum for purposes of the Annual Meeting and to approve Proposals 3 and 4, the Annual Meeting was not adjourned or postponed.  The voting results and the percent of the votes cast represented by such shares were as follows (there were no broker non-votes):

For	%	Against	%	Abstain	%
39,188,591	93.44	2,688,779	6.41	59,699	0.14

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                               OFG BANCORP

 Date: April 30, 2013                                                          By:           /s/ Carlos O. Souffront_____

                                                                                                            Carlos O. Souffront

                                                                                                            General Counsel and

                                                                                                   Secretary of the Board of Directors